Exhibit 10.82

November __, 2022

Re:	Brain Scientific Inc. (“we” or the “Company”):

Dear _____________:

You are being sent this letter (the “Letter Agreement”) as the current holder of warrants (the “Warrants”) issued to you on ________________ by Brain Scientific Inc. (the “Company”) entitling you to purchase _______ shares of common stock of the Company. Reference is made to transaction documents entered into by and among the Company and _____________ pursuant to which you acquired the Warrants (the “Transaction Documents”).

Our Planned Offering

As you are aware, the Company is in the process of pursuing Nasdaq approval of the listing of its planned “re-IPO” (the “Offering”) for which Joseph Gunnar & Co., LLC is acting as the sole book running manager. To date, the Company is currently seeking to determine specific size of the Offering to facilitate final approval from Nasdaq for listing and final filings for SEC effectiveness, and as such, the information SET you will provide below is critical.

What We Need From You

The Company will automatically exchange your Warrants to purchase ________ shares of Common Stock into ________ shares of Common Stock (the “Exchange Shares”) upon the closing of the Offering (the “Automatic Warrant Conversion”). The Exchange Shares will be registered on the Company’s registration statement on Form S-1 (file no. 333-266769) and will be issued on the closing date of the Offering. The Exchange Shares will be subject to the terms of the Leak-Out Agreement that has been or will be provided to you.

You hereby agree by your signing of this Letter Agreement to automatically exchange your Warrants to purchase ________ shares of Common Stock into ________ shares of Common Stock upon the closing of the Offering (the “Automatic Warrant Conversion”). The Automatic Warrant Conversion shall be effective on the date of the closing of the Offering, whether or not you surrender your original Warrants, which shall be null and void on such date.

Action Items:

With regard to the above, please sign this Letter Agreement.

All signed items should be returned to ________________________________________.

Miscellaneous

By signing below, you hereby unconditionally agree to the terms of this Letter Agreement.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement, including without limitation, the Transaction Documents and the Warrants. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement. By signing below, the parties hereto represent and agree that, prior to executing this Letter Agreement, they have had the opportunity to consult with independent counsel concerning the terms of this Letter Agreement and the parties hereby waive any notice provisions contained in the Transaction Documents and the Warrants with respect to the subject matter contained herein.

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All references to share and warrant amounts set forth in this Letter Agreement will be ratably adjusted to account for any reverse stock split, combination, stock dividend or reclassification which occur after the date hereof.

This letter evidences waiver by the undersigned with respect to any and all defaults or events of default by the Company with respect to any failure by the Company to comply with any covenants contained in the Transaction Documents or the Warrants.

Please indicate confirmation of the terms provided herein by executing and returning this Letter Agreement in the space provided below.

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Very Truly Yours,

Brain Scientific Inc.

By:
Name:	Hassan Kotob
Title:	Chief Executive Officer

Email for delivery of Notices:

ACCEPTED AND AGREED AS OF THE DATE SET FORTH ABOVE:

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

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